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                                                              EXHIBIT  23.2


                           CONSENT OF INDEPENDENT AUDITORS






          We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the American Annuity Group, Inc. 1997 Bonus Plan for the registration of 100,000 shares of its common stock of our report dated February 28, 1997, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.







                                                          ERNST & YOUNG LLP


          Cincinnati, Ohio
          November 25, 1997